UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2019

Simlatus Corp.
(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

175 Joerschke Dr., Suite A Grass Valley, CA 95945
(Address of principal executive offices)

Phone: (530) 205-3437
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Information

Retirement and Settlement of Convertible Debt

The company has settled and retired various notes in order to prevent dilution and converting of certain common shares as follows:

On June 25, 2019, the Board of Directors approved a Release Agreement with Emunah Fund, LLC to prepay a convertible note dated January 31, 2019 that the Company issued to the Holder in the principal amount of $33,000 (the “Note”). The current principal amount of the Note is $77,800. The Company agrees to make a $25,000 payment due on July 1, 2019, $25,000 due on or before August 1, 2019 and the balance of $27,800 on or before September 1, 2019. Upon the full execution of this Agreement, the Holder releases 61,462,698 shares of common stock (valued at $614,627) from the shares of common stock reserved on its behalf pursuant to that reserve letter from the Company to the TA dated May 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2019

Simlatus Corporation

By: /s/ Richard Hylen

Richard Hylen, Chairman and CEO